Exhibit 10.3

                              EMPLOYMENT AGREEMENT
                              --------------------

         THIS AGREEMENT, entered into as of this 22nd day of June 2004, by and between REPUBLIC FIRST BANCORP, INC., a Pennsylvania bank holding corporation ("Company"), and Robert D. Davis ("Executive").

         WHEREAS, Republic First Bank, a Pennsylvania banking corporation ("Bank"), is a wholly-owned subsidiary of the Company;

         WHEREAS, the Company desires to employ Executive as the President and Chief Executive Officer of the Bank; and

         WHEREAS, Executive desires to be employed in such capacities by the Bank (Bank is sometimes hereinafter referred to as the "Employer"), subject to the terms and conditions of this Agreement;

         NOW THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

         1. Term. This Agreement shall be effective as of February 1, 2004 ("Effective Date") and shall continue until terminated as provided for in Paragraph 4 below.

         2. Duties and Employment. Company hereby employs Executive as President and Chief Executive Officer of the Bank, pursuant to the terms hereof. Executive shall faithfully perform such duties as are customarily required of a President and Chief Executive Officer and shall devote his entire time, energy and attention to those duties and to such other duties as may be reasonably assigned to him by the Board of Directors of the Bank (the "Board") or its designee; provided that, nothing contained herein shall prohibit Executive from making personal investments (provided that such investments do not interfere with his duties hereunder) or participating or engaging in community, charitable and educational affairs that do not interfere with his duties hereunder.


3. Compensation.

         (a) Regular Compensation. For all services rendered by Executive under this Agreement, Employer shall pay Executive in accordance with the normal payment practices of the Company an annual salary of Three Hundred and Thirty Thousand Dollars ($330,000), which base annual compensation shall increase by ten (10) percent each year during the second and third years of this Agreement on the anniversary date of the commencement of Executive's employment.

         (b) Stock and Deferred Compensation Plans. Executive shall be eligible to participate in stock purchase, stock grant, stock option, deferred compensation, retirement, savings, or other compensation plans presently or hereafter maintained by the Bank for its senior executives. Eligibility in no way guarantees Executive's receipt of any stock grant, stock option or other compensation pursuant to such plans, which shall be in the sole discretion of the Compensation Committee of the Board. The Compensation Committee, or its designated committee or officer, shall consider awarding any such bonus at least annually. While not legally required to pay or give any such compensation, except as specifically provided for in this Agreement, the Compensation Committee may take into account in its determinations the performance of the Employer and the Executive and the general economic and competitive conditions as well as Executive's responsibilities and other pertinent factors.

         (c) Bonuses. Executive shall also be able to earn an annual bonus based on a percent of his annual base salary of a minimum of twenty-five (25) percent of his then annual base salary, contingent upon the Bank and the Company, in the sole discretion and determination of the Compensation Committee of the Board, achieving mutually agreed upon annual budgets based criteria, including by way of illustration only for the Company, net income, stock price, new programs, etc. and for Bank, net income, core deposits, loan growth, income from loan programs, and such other criteria as shall be set by the Compensation Committee.

         (d) Health, Disability and Retirement. Employer shall maintain such medical and disability insurance coverage (in an amount equal to at least Executive's annual base salary) and such retirement plan or plans for Executive and his dependents as it maintains for other senior executives. Executive shall be entitled to four weeks paid vacation per annum.

         (e) Automobile Allowances. During the term of this Agreement, the Bank shall provide Executive with a car allowance of $1,200 per month. The Bank shall also pay or reimburse the Executive for all reasonable expenses associated with the operation, maintenance and insurance of such automobile, including expenses for a parking space convenient to the Bank, and including a car telephone, as long as such telephone is used primarily for business use.

         (f) Life Insurance Policy. Employer agrees to purchase a life insurance policy on Executive's life in an amount equal to at least twice the annual base salary of Executive and such other terms and conditions as may be accepted by Executive.

         (g) Sale or Take-Over Protection. In the event of a sale of assets or stock or a merger of the Company or any other change of control of the Company approved by the Board and/or shareholders (a "Sale") or through a hostile Change of Control as defined in the Company's existing "Change of Control" policy (the "Policy"), a copy of which is attached, which Policy may not be terminated or changed in a manner which could be detrimental to Executive, Executive will receive a severance payment equal to two (2) times Executive's annual base salary in the year the Sale or Change of Control occurs and in addition, such Sale or Change of Control shall be considered a breach of Section 4(f) of this Employment Agreement and Executive shall also receive as additional severance the benefits provided under Section 5(a) of this Agreement.

         (h) Travel Expense. During the term of this Agreement, Executive shall be reimbursed for normal and reasonable travel expenses incurred on behalf of the Company or the Bank.

         (i) Entertainment Expense. Executive will be reimbursed for all reasonable expenses incurred by Executive in fulfillment of his duties on behalf of the Company or the Bank, including entertainment, business meals and the like.

         (j) Other Benefits. Executive will be reimbursed for expenses of one Center City lunch club and the membership fees and annual dues for a golf club.

         (k) Approvals. All expenses incurred by the Executive under subparagraphs (h), (i) and (j) hereof shall be approved by the Chairman of the Board of the Company or his designee.

         (l) Deferred Compensation. Executive shall participate in the Company's Senior Officer Deferred Compensation Plan.

4. Term; Termination.

         (a) This Agreement shall terminate on the day before the third anniversary of the Effective Date (the "Termination Date") unless extended pursuant to the terms hereof. This Agreement shall be renewed automatically for additional one year terms from year to year after the Termination Date unless Employer or Executive give written notice at least 180 days prior to such anniversary of their or his intention not to renew.

         (b) Executive may terminate this Agreement upon six (6) months written notice to the Employer.

         (c) This Agreement shall automatically terminate upon the death of Executive.

         (d) This Agreement shall automatically terminate upon Executive's "total disability", which shall be defined as total disability under Executive's disability insurance policy.

         (e) The Company may terminate Executive immediately for "good cause." For purposes of this Agreement, "good cause" shall mean (i) breach of a fiduciary duty to Employer involving personal profit or which causes material harm to the Employer, (ii) conviction of a felony or willful violation of any banking law or regulation or a crime of moral turpitude, (iii) gross negligent performance of the duties under this Agreement resulting in a material impairment of Company's financial condition, (iv) an order from any regulatory authority to terminate the Executive for breach of any law or regulations, or
(v) a failure of the Executive to comply with a lawful direct order of the Board of the Company.


         (f) Executive may terminate this Agreement for "good reason." For purposes of this Agreement, "good reason" shall mean failure of Employer to comply in any material respect with any material provision of this Agreement, which failure has not been cured within thirty (30) days after a written notice of such noncompliance has been given by Executive to Employer, a change in the substantive duties of Executive, a change in location of business or a Change of Control as that term is defined in the Policy.

5. Payments to Executive Upon Termination.

         (a) In the event of the termination of Executive's employment pursuant to Paragraph 4(a) or 4(f), as consideration for Executive's services to Employers prior to Executive's termination, Employers shall continue to pay to Executive for the duration of the Severance Period (hereinafter defined), his base annual salary in the year of the termination, the funding under any life insurance policy covering Executive, and under his 401(k) plan and for his health/life insurance benefits. "Severance Period" shall mean the period between the effective date of the termination under Paragraph 4(a) or 4(f) and the Termination Date of this Agreement, as that date may be extended by renewals of the Agreement, plus one year. Upon such termination, all stock options, annuities, and pensions held by or for Executive shall fully vest.

         (b) Under no circumstances shall Employer be obligated to pay any compensation to Executive following termination pursuant to paragraphs 4(b),
(c), (d) or (e) hereof.

         (c) Employer shall have the option to accelerate payment of the sum(s) due during the Severance Period, except the life insurance, 401(k) and health insurance benefits, and to pay such sum(s) in such lump payment(s) as Employer shall deem appropriate provided that all such payments shall be made during the Severance Period and the amount of such payments shall not be lesser than would have resulted from payment in accordance with Employer's standard practices or as otherwise provided in this Agreement.

         6. Confidentiality. Executive acknowledges that, in the course of his employment by Employer, he will have access to confidential information, trade secrets, and unique business procedures which are the valuable property of Employer. Executive agrees not to disclose for any reason, directly or indirectly, any confidential, trade secret or other proprietary information, as determined by Employer in this reasonable discretion, at any time, during or after the period Executive is employed by Employer, for any purpose other than to perform his assigned duties on behalf of Employer.

         7. Remedy. Employer and Executive acknowledge and agree that any breach of Paragraph 6 of this Agreement would cause irreparable injury to Employer as the case may be, and that Employer's remedy at law for any breach of any of Executive's obligations under Paragraph 6 hereof would be inadequate, and Executive agrees and consents that temporary and permanent injunctive relief may be granted in any proceeding which may be brought to enforce any provision of Paragraph 6 hereof without the necessity of proof that Employer's remedy at law is inadequate and Employer shall have the right, in its sole discretion to, in addition to any other remedy it may be entitled to under law or in equity, set off any amounts due Executive under this Agreement or otherwise as partial damages for violations of such paragraphs by Executive.

         8. Indemnification. Employer shall indemnify Executive to the full extent permitted by law and by the by-laws or certificates of incorporation of the Company and the Bank for the benefit of their respective officers or directors as in effect on the date hereof.

         9. Notices. Any and all notices, designations, consents, offers, acceptances, or any other communications provided for herein shall be given in writing by registered or certified mail, return receipt requested to the addresses set forth below or as may be changed by the parties:

                           If to Company or Bank:
                           ------------------------

                           1608 Walnut Street
                           Philadelphia, P A 19103
                           Attention: Chairman of the Board

                           If to Executive:
                           ------------------------

                           Robert D. Davis
                           42 Rosewood Lane
                           Malvern, PA  19355


or to such other or additional person or persons or such other addresses as either party may designate to the other party in writing or by like notice.

         10. Invalid Provisions. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and the Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

         11. Modification. No change or modification of this Agreement shall be enforceable against any party unless the same be in writing and signed by the party against whom enforcement is sought.

         12. Entire Agreement. This Agreement represents the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings with respect thereto.

         13. Representation of Employer. The Employer represents and warrants that the execution of this Agreement by the Employer has been duly authorized by resolution of its Compensation Committee and/or the Board of Directors.

         14. Headings. Any headings preceding the text of the several paragraphs hereof are inserted solely for the convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

         15. Successors; Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto, and their respective heirs, executors, administrators, successors and, to the extent permitted herein, assigns. Notwithstanding the foregoing, no party hereto may assign its rights or obligations hereunder.

         16. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania.


         17. Restrictive Covenant.

         (a) During the term of this Agreement and during the period Executive is receiving any payments hereunder, including any payment during the Severance Period, Executive shall not:

               (i) Directly or indirectly own an interest in, nor be an employee or independent contractor of, or consultant for any company which owns or is affiliated with a commercial bank which operates a branch or affiliate in any county included in the Philadelphia SMSA or in the State of Delaware or directly or indirectly own an interest in, or be an employee or independent contractor of, or consultant to company which owns or is affiliated with any company which is directly or indirectly involved in a program similar to the "short-term loan" program or the tax anticipation loan program operated by the Bank or any of its affiliates;

               (ii) Solicit any of Bank's customers or direct any current or prospective customer to anyone or any other entity other than Bank for goods or services which Bank or any of its affiliates (the "Affiliates") provide;

               (iii) Directly of indirectly influence any of Bank's or any affiliates' employees to terminate their employment with such entity or accept employment with any of Bank's or its Affiliates' competitors; or

               (iv) Interfere with any Bank or any of its Affiliates' business relationships, including without limitation those with customers, suppliers, consultants, attorneys, and other agents, whether or not evidenced by written or oral agreements.

         (b) For a period of one (1) year after termination of his employment, Executive shall not, without the prior written consent of Bank, directly or indirectly, for any reason:

               (i) Solicit any of First Bank of Delaware's ("FBD") customers who have agreements with FBD to offer short-term loans or to offer tax refund loans;

               (ii) Directly of indirectly influence any of Bank's or any affiliates' employees to terminate their employment with such entity or accept employment with any of Bank's or its Affiliates' competitors; or

               (iii) Interfere with any Bank or any of its Affiliates' business relationships, including without limitation those with customers, suppliers, consultants, attorneys, and other agents, whether or not evidenced by written or oral agreements.


         (c) For a period of six (6) months after termination of Executive's employment, Executive shall not solicit any of Bank's customers or direct any current or prospective customer to anyone or any other entity other than the Bank for goods or services which Bank or any of its affiliates provide.

         (d) These covenants on the part of the Executive shall be construed as an agreement, independent of any other provision of this Agreement. The existence of any claim or cause of action of Executive against the Bank or Parent, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Bank or Parent of this restrictive covenant by equitable, injunctive and compensatory relief. If a court deems any of these restrictive covenants too restrictive or otherwise unenforceable due to its present terms, then it shall be reduced to a time period as deemed equitable by the court and extended for one (1) year beyond final ruling by the Court.

         (e) Executive acknowledges that he had the opportunity and funds to confer with an attorney before signing this Agreement, that there were other employment opportunities for Executive besides this Agreement with the Bank, and that without the Executive's agreement to abide by the restrictive covenants set forth in this Paragraph 17, Bank would not have executed this Agreement.

         (f) If the Bank attempts to enforce these restrictive covenants in a court of law, except if a court shall rule completely in favor of Executive, the Bank's legal fees, costs, loss of profits/time of the Bank's personnel and other damages shall be paid to the Bank by Executive.

                              [CONT'D ON NEXT PAGE]

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals the date and year above first written.

Attest:                             REPUBLIC FIRST BANCORP, INC. and
                                    REPUBLIC FIRST BANK


                                    By:   /s/   Harry D. Madonna
                                        -------------------------------
                                        Harry D. Madonna

                                        Its: President



                                           /s/  Robert D. Davis
                                         ------------------------------
                                        ROBERT D. DAVIS

                                                                      Exhibit A

                               Board of Directors
                                   Resolution

                  Whereas, the Board of Directors of the Corporation has determined that it is in the best interest of the Corporation to implement a policy providing Senior Executive Officers of the Corporation and its wholly-owned subsidiary, First Republic Bank (the "Bank"), with a right to terminate employment with the Corporation and the Bank and receive severance upon the occurrence of certain defined changes in control of the Corporation.

                  Now, therefore, it is resolved:

                  From and after January 1, 1999, all "Senior Executive Officers" of the Corporation and the Bank shall have a right to terminate their employment with the Corporation and the Bank and receive a severance payment upon the occurrence of a "Change in Control" of the Corporation (as such terms are defined below); provided, however, that to the extent any Senior Executive Officer's employment by the Corporation or the Bank is pursuant to an employment agreement that explicitly covers the subject matter hereof, the terms and conditions of that employment agreement shall control.

                  1. Senior Executive Officer shall mean the President, Executive Vice President and Senior Vice Presidents, and Vice Chairman, Commercial Lending.

                  2. Unless approved by the majority of the Incumbent Board, a Change of Control of the Corporation shall have occurred if:

                           (a) (i) the "beneficial ownership" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of securities representing more than thirty-five percent (35%) of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors of the Corporation (the "Voting Securities") is acquired by a person, entity, or group of persons or entities other than any (a) trustee or other fiduciary holding securities under any employee benefit plan of the Corporation or (b) corporation owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation);

                           (ii) the direct or indirect beneficial ownership (as defined in Rule 13d-3) of fifty percent (50%) or more of the Voting Securities of the Corporation is acquired by any bank or bank holding company or any entity, person or group of persons or entities controlled by, controlling or under common control with a bank or bank holding company;

                           (b) individuals who, as of January 1, 1999, constitute the Board of the Corporation (the "Incumbent Board") cease for any reason to constitute at least fifty percent (50%) of the Board; provided, however, that any individual becoming a director subsequent to January 1, 1999 whose nomination for election by the Corporation's shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than one nominated by the Board;

                           (c) the Corporation is a party to a merger, consolidation, reorganization, or other form of business combination, or a sale or other disposition of all or substantially all of the assets of the Corporation; provided, however, that a merger or consolidation effected to implement a recapitalization of Corporation (or similar transaction) in which no person acquires more than ten percent of the combined voting power of Corporation's then outstanding securities shall not constitute a Change in Control; or

                           (d) shareholders of the Corporation adopt a plan of complete or substantial liquidation or dissolution of the Corporation or an agreement providing for the distribution of all or substantially all of its assets.

                  3. In the event of a "Change of Control" of the Corporation, Senior Executive Officers of the Corporation and the Bank shall have the right, for a period of ninety (90) days following the date the Change of Control occurs, to terminate their employment by sending written notice to such effect to the Corporation and/or the Bank, as the case may be. A termination under this paragraph shall be effective ten (10) days after the mailing of such notice to the Corporation and/or the Bank, as the case may be. If a Senior Executive Officer terminates his or her employment as a result of a Change in Control, each such Officer shall be entitled to a severance payment equal to the two times Officer's base annual salary for the preceding fiscal year to be paid within fifteen (15) days of such termination and all Stock Options previously granted to such Officer shall become fully vested on the date of such termination.